EX-23.2
                               CONSENT OF AUDITOR


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                                  EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


                                November 30, 2000


DRUCKER, INC.

         We consent to the reference of our firm under the caption "Experts" and the use of our report dated December 31, 1999, in the Registration Statement (Form SB-2) and related Prospectus, of DRUCKER, INC. for the registration of 5,542,065 shares of common stock.

                                    AMISANO HANSON
                                    BY:/S/AMISANO HANSON, CHARTERED ACCOUNTANTS